Exhibit 10.1

CONVERSION/EXCHANGE AGREEMENT

This CONVERSION/EXCHANGE AGREEMENT (this "Agreement"), is entered into as of [   ], 2019 (“Execution Date”), by and between [the Name of the Creditor] (“Creditor”) and American BriVision (Holding) Corp., a Nevada corporation (“Borrower”).

  WHEREAS, pursuant to an agreement between Creditor and Borrower in Schedule A attached herein (the “Original Agreement”), as of the date of this Agreement, Borrower together with its subsidiaries that are controlled by Borrower owes Creditor in the aggregate amount of $[    ] (the “Amount of Debt”), principal and interest included; and

WHEREAS, the Borrower has requested and Creditor has agreed that Creditor convert the Amount of Debt into shares of the Borrower’s common stock, par value $0.001 per share ("Common Stock"), and cancel any liabilities Borrower may have under the Original Agreement, pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1. DEBT CONVERSION.

(a) Creditor agrees, subject to the conditions set forth herein, to convert the Amount of Debt (“Debt Conversion”) it owed under the Original Agreement into [ number of shares] shares of Common Stock (such shares to be owned by Creditor, the "Conversion Shares") at a price of $7.00 per share.

(b) Creditor shall comply with all legal requirements applicable and take such other actions as may be necessary to effectuate the Debt Conversion, including, but not limited to, responding to queries from Borrower and all applicable regulatory authorities and exchanges and providing necessary consents.

(c) Borrower shall comply with all legal requirements applicable and take such other actions as may be necessary to effectuate the Debt Conversion, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges, providing board consents, and giving instructions to its transfer agent.

(d) Upon and after Closing and following the issuance of the Conversion Shares, any and all obligations of the Borrower under the Original Agreement shall automatically, and without further action, terminate and be null and void.

2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants to Creditor as follows:

(a) All of the issued and outstanding shares of the Borrower's Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Conversion Shares to be issued and delivered to Creditor pursuant to this Agreement will have been duly authorized and when issued upon such Debt Conversion in accordance with this Agreement, will be validly issued, fully-paid and non-assessable. The Conversion Shares will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Borrower has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Borrower to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken (including obtaining the consent of any security holder of the Borrower), and this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Borrower or its subsidiaries is a party.

(c) None of the Borrower's Certificate of Incorporation, as amended, or Bylaws, any agreement to which the Borrower is a party, or the laws of Nevada, or New York, restrict the Borrower's ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or would limit any of Creditor's rights following consummation of the transactions contemplated by this Agreement.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CREDITOR. Creditor represents, warrants and covenants to the Borrower as follows:

(a) Creditor has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by Creditor to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of Creditor enforceable in accordance with its terms.

(b) Creditor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Borrower's securities and has obtained, in its judgment, sufficient information about the Borrower to evaluate the merits and risks of an investment in the Borrower.

(c) Creditor is relying solely on the representations and warranties contained in Section 2 hereof, the information contained in the SEC Filings and in certificates delivered hereunder in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Borrower or its officers, directors, employees or agents to Creditor.

(d) Creditor represents, warrants and agrees that (i) the Conversion Shares it receives will be acquired for investment purposes only for their own account or for the account of controlled affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that they have no present intention of selling, granting any participation in or otherwise distributing the same, (ii) it has not been formed for the specific purpose of acquiring the Conversion Shares, (iii) that it is financially sophisticated and is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Conversion Shares, (iv) it is an "accredited investor" or a "qualified institutional buyer" within the meaning of current SEC rules.

(e) Creditor understands that the Conversion Shares it is receiving hereunder are "restricted securities" under U.S. federal securities laws inasmuch as they will be acquired by it from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such Conversion Shares may be resold without registration only in certain limited circumstances. Creditor further understands that the Conversion Shares may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the any stock exchange unless there is an effective registration statement covering the Conversion Shares or the Conversion Shares are being sold or transferred in reliance on an exemption, including without limitation Regulation S.

(f) Creditor represents, warrants and agrees that upon and after the issuance of the Conversion Shares, any and all obligations of the Borrower under the Original Agreement shall automatically, and without further action, terminate and be null and void.

4. MISCELLANEOUS.

(a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) This Agreement shall be a contract made under and governed by the laws of the State of New York.

(d) Reserved.

(e) This Agreement shall be binding upon the Borrower, Creditor and their respective successors and assigns, and shall inure to the benefit of the Borrower, Creditor and their respective successors and permitted assigns.

(f) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g) If one or more provisions of this letter agreement are held to be unenforceable under applicable law, it shall be excluded from this letter agreement and the balance of the letter agreement shall be interpreted as if it were so excluded and shall be enforceable in accordance with its terms.

(h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing and executed by both parties hereto.

(j) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

(k) Each of the Borrower and Creditor hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement and the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives or self as of the date first above written.

[    ]:

By: ___________________________________

Name: ________________________________

Title: _________________________________

Date: ______________________________

American BriVision (Holding) Corp.

By: ____________________________________

Name: Howard Doong

Title: CEO

Date: ___________________________

Schedule A